Exhibit 32.2

AMENDED

CERTIFICATION

OF

CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amended Quarterly Report on Form 10-Q/A of Galaxy Next Generation, Inc.  (the "Company") for the quarter ending December 31, 2018, I, Magen McGahee, Chief Financial Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.

Such Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2018, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the Quarter ending December 31, 2018, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  February 19, 2019

Galaxy Next Generation, Inc.

By: /s/ Magen McGahee

          Magen McGahee